UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2009

TYCO INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001-13836	98-0390500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Freier Platz 10

Schaffhausen, CH-8200 Switzerland

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 41-52-633-02-44

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement.  On September 30, 2009, Tyco International Ltd. (the “Company”) and its wholly-owned subsidiary, Tyco International Finance S.A. (“TIFSA”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC and J.P. Morgan Securities Inc. (as representatives of the several underwriters named therein, collectively, the “Underwriters”) under which TIFSA agreed to sell to the Underwriters $500 million aggregate principal amount of its 4.125% Notes due 2014 (the “Notes”).

The closing of the sale of the Notes occurred on October 5, 2009.  The Notes were registered under the Securities Act of 1933, as amended (the “Securities Act”).  The net proceeds payable from the offering of the Notes, after deducting the Underwriters’ discount and estimated offering expenses, were approximately $495.0 million and will be used for general corporate purposes, which may include repayment of indebtedness, acquisitions, additions to working capital, repurchase of registered shares, capital expenditures and investments in the Company’s subsidiaries.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Indenture and Supplemental Indenture.  The Notes are governed by an Indenture, dated as of January 6, 2009, by and among TIFSA, as issuer, the Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of October 5, 2009 (the “Supplemental Indenture”).  A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Notes are TIFSA’s senior unsecured obligations and rank equally in right of payment with all of its existing and future senior debt, and senior to any subordinated indebtedness that TIFSA may incur. These notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The Notes will bear interest at a rate of 4.125% per year from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for.  Interest on the Notes will be payable on April 15 and October 15 of each year, commencing on April 15, 2010, to the holders of record at the close of business on the April 1 and October 1 prior to each interest payment date.

The Notes are redeemable at TIFSA’s option at any time at a redemption price equal to the greater of the principal amount of the series of Notes and a make-whole price, plus accrued and unpaid interest.  TIFSA also may redeem all, but not less than all, of a series of Notes in the event of certain tax changes affecting such notes.

Upon the occurrence of a change of control triggering event (as defined in the Supplemental Indenture), unless TIFSA has exercised its right to redeem the Notes, each holder of Notes will have the right to require TIFSA to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated September 30, 2009, by and among Tyco International Ltd., Tyco International Finance S.A. and Banc of America Securities LLC and J.P Morgan Securities Inc. (as representatives of the several underwriters named therein).

4.1

Second Supplemental Indenture, dated as of October 5, 2009, by and among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

5.2	Opinion of Allen & Overy Luxembourg.

5.3	Opinion of Vischer.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Allen & Overy Luxembourg (included in Exhibit 5.2).

23.3	Consent of Vischer (included in Exhibit 5.3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Carol Anthony Davidson
Carol Anthony Davidson
Senior Vice President, Controller and Chief Accounting Officer
Date: October 5, 2009